Exhibit 5.8

CONSENT OF MINTEC, INC.

We hereby consent to the reliance in this Registration Statement on Form F-10 of Gammon Gold Inc. on our report entitled “Ocampo Deposit Mineral Resources & Reserves Technical Report” dated January 2006.

October 7, 2009	CONSENT OF MINTEC, INC.

	By:	/s/ Susan F. Wick
Name: Susan F. Wick
Title: Executive Vice President